Exhibit 99.1

Pareteum Announces Fourth Quarter and Full Year 2018 Financial Results

Q4 Revenue Growth of 256% and FY 139%

Q4 Adjusted EBITDA of $2.34M and FY $6.4M

Q4 Non-GAAP EPS of $0.02 cents and FY $0.09 cents

Net Dollar-Based Expansion Rate of 214% Year-Over-Year

Announces 2019 Guidance - Projecting 225-260% Year-Over-Year Revenue Growth

New York, NY – March 12, 2019 – Pareteum Corporation (Nasdaq:TEUM), a rapidly growing global cloud software communications platform company with a mission to connect every person and every(thing)™, today announced operating and financial results for the fourth quarter and full year ended December 31, 2018.

“2018 was a record year for Pareteum, achieving over 139% year-over-year revenue growth driven by the effectiveness of our cloud-based platform, innovative product solutions, employee talent and leading customers. In fourth quarter of 2018, we reported 256% year-over-year revenue growth, which included the first full quarter of our accretive Artilium acquisition,” commented Hal Turner, Pareteum’s Founder, Executive Chairman and Principal Executive Officer, “We are extremely pleased with Pareteum’s significant results in 2018 which are attributed to our TEUM’s laser focus on sales expansion and operational improvements. Looking ahead to 2019, we are very excited about the tremendous opportunities for Pareteum given the strong industry dynamics; our visibility into future revenue from our 36 Month Contractual Revenue Backlog; and, the augmented talent, product, services, network expansion and productivity improvements implicit from our strategic acquisitions.”

FOURTH QUARTER 2018 FINANCIAL RESULTS:

(Unless otherwise noted, all comparisons are made to the fourth quarter of 2017)

•	Total revenues increased 256% to $14.3 million.
•	In December of 2018 our Global Software Defined Cloud (GSDC) revenue was 51% of our total revenue, with 35% in Managed Services (MSP) revenues, and Super API of 14%.
•	Adjusted EBITDA increased 82% to $2.34 million.
•	Non-GAAP EPS of $0.02 cents
•	Artilium financials are fully consolidated and accretive in Pareteum’s fourth quarter results
•	Net Dollar-based expansion rate represented 214% growth

FULL YEAR 2018 FINANCIAL RESULTS:

(Unless otherwise noted, all comparisons are made to full year of 2017)

•	Revenues increased 139% to $32.4 million
•	Adjusted EBITDA improved 199% year-over-year to $6.4 million
•	Non-GAAP EPS of $0.09 cents compared to $0.05 cents for year ending 2017
•	We ended the year with a $6.1 million cash balance and no secured debt

KEY 2018 OPERATIONAL METRICS:

•	36-month Contractual Revenue Backlog quadrupled to $615 million for the full year 2018, up from $147 million in 2017 with a conversion rate to revenue of 100%
•	Connections increased 252% to 4,609,000 for the full year 2018, and grew 59% sequentially in the fourth quarter of 2018
•	Fourth quarter average annualized revenue per employee of $415,000, an improvement of 78% year-over-year.

	Sequential Quarterly Key Metrics

($000's)	Q4 2017		Q1 2018		Q2 2018		Q3 2018		Q4 2018
REVENUE	4,015		4,113		6,003		8,008		14,312

YEAR-OVER-YEAR REVENUE GROWTH	870	28%	1,318	47%	2,764	85%	4,509	129%	10,297	256%

GROSS MARGIN	2,910	73%	2,918	71%	4,223	70%	5,879	73%	9,085	63%

ADJUSTED EBITDA	1,283		283		1,297		1,782		2,339

EBITDA	(2,733)		(869)		597		(5,851)		(3,093)

CASH BALANCE	13,538		15,759		19,205		18,865		6,052

36 MONTH CONTRACTUAL REVENUE BACKLOG	147,000		200,000		276,000		403,000		615,000

CONNECTIONS	1,310		2,220		2,714		2,903		4,609

RECENT BUSINESS HIGHLIGHTS:

•	The Company completed the acquisition of Artilium in late September bringing several strategic advantages including an increased product offering; larger addressable market in Europe; expanded our executive, operational and sales talent; and enhanced our cloud platform with key operating support systems (OSS) and the internet of things (IOT) capabilities
•	In February 2019, Pareteum completed the acquisition of iPass, delivering key strategic benefits including an intelligent Wi-Fi connectivity platform; deep relationships with marquis enterprise customers; strong process, procedures and systems; and strong talent particularly on the technology development side.
•	The Company closed a $50M credit facility with Post Road Group in February 2019. An initial draw of $25M will be used to repay the debt and transaction costs associated with the iPass transaction and to facilitate accelerated organic growth and potential M&A transactions.

2019 FULL YEAR GUIDANCE:

We expect revenue to be between $105 million and $115 million for the full year of 2019. Adjusted EBITDA and Cash Flow, net of restructuring and acquisition costs will be positive for the year.

We are expecting 2019 revenue growth in the range of 225% to 260% year-over-year, outpacing the market growth rate fivefold to be updated quarterly

CONFERENCE CALL INFORMATION:

Date:	Tuesday, March 12, 2019
Time:	4:30 PM EDT
Conference ID:	1070372
Domestic Dial-in Number:	1-800-289-0438
International Dial-in Number:	1-323-794-2423
Belgium Toll Free:	0800 58228
Netherlands Toll Free:	0800 023 1436
U.K. Toll Free:	0800 358 6377
Live webcast:	http://public.viavid.com/index.php?id=133208

A replay of the call will be available approximately one hour after the end of the call through March 11, 2020, and can be accessed at: http://public.viavid.com/index.php?id=133208

About Pareteum Corporation:

Millions of people and devices are connected around the world using Pareteum’s Global Cloud Communications Platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services, bringing secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, and data, media and content enablement to our customers, making worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers Pareteum envisions a new mobile communications experience imagining what will be, and delivering now. Pareteum currently has offices in North America, South America, Spain, Bahrain, Singapore, Indonesia, Germany, Belgium, United Kingdom, Russia, and the Netherlands. For more information please visit: www.pareteum.com.

36 Month Contractual Revenue Backlog Definition:

36 Month Contractual Revenue Backlog (36MCRB), is a Non-GAAP financial measure. It is measured on a forward-looking 36 month snapshot view, monthly, and is generated by the Company’s Communications Services Providers, Enterprises, and IoT customers who use communication as a service platform products and services from the company’s portfolio. The Pareteum multi-year Software-as-a-Service agreements include service establishment and implementation fees, guaranteed minimum monthly recurring fees, as well as contractually scheduled subscribers (connections), in some cases including subscriber (connections) usage, during the term of the agreement, and, their resulting monthly recurring contractual revenue. There can be no assurances that we reach the total contract revenue backlog. Timing of revenue recognition may vary from actual results.

Discussion of Non-GAAP Financial Measures:

Pareteum's management believes that the non-GAAP measures of (1) "EBITDA" (2) "Adjusted EBITDA" (3) “Non-GAAP EPS (4) Cash from operating activities excluding expenditures from restructuring and acquisitions and (4) Contractual Revenue Backlog enhance an investor's understanding of Pareteum's financial and operating performance by presenting (i) a focus on core operating performance and (ii) comparable financial results over various periods. Pareteum 's management uses these financial measures for strategic decision making, forecasting future financial results and operating performance. The presentation of non-GAAP (“Generally Accepted Accounting Principles”) financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA and Adjusted EBITDA Definition:

“EBITDA” is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is a non-GAAP measure defined by Pareteum as “EBITDA” excluding stock-based compensation, stock-based compensation taxes, restructuring costs, acquisition costs, nonrecurring expenditures and certain software and non-cash adjustments made during the 2016 restructuring that are not applicable in 2017 and 2018.

Non-GAAP Earnings and EPS Definition:

“Non-GAAP Earnings and EPS” is a non-GAAP measure defined as earnings per share excluding stock-based compensation, stock-based compensation taxes, restructuring costs, acquisition costs and nonrecurring expenditures in 2017 and 2018.

Net Dollar-Based Expansion Rate Definition

“Net Dollar-Based Expansion Rate” is measured for a particular quarter period by first identifying the cohort of customers, or Base Customers, that were live and in service on the first day of the given quarter. We then calculate our net dollar expansion rate by dividing the revenue we recognized for this cohort of customers in the reporting period to the revenue we recognized for the same group of customers in the same quarter in the prior year, expressed as a percentage of the revenue we recognized for the cohort in the prior year comparative period. A customer will not be considered a Base Customer unless such customer has been live and in service in both comparable periods.

Cash from operating activities excluding expenditures from restructuring and acquisitions:

Cash from operating activities excluding expenditures from restructuring and acquisitions is a Non-GAAP measure defined as cash flows from operating activities as adjusted for adjustments to deferred revenues, net billings in excess of revenues, restructuring costs primarily from prior periods and acquisition costs.

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Pareteum Investor Relations Contacts:
Ted O’Donnell
Chief Financial Officer
+1 212 984 1096
InvestorRelations@pareteum.com

Laura W. Thomas

Investor Relations

+1 703 930 4282

Carrie Howes
Rayleigh Capital
European- Global IR
+1 416 837 0075

PARETEUM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Month Period Ended		(YtD) Twelve Month Period Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017

REVENUES	14,312	4,015	32,436	13,548

COST AND OPERATING EXPENSES
Cost of revenues	5,227	1,105	10,330	3,684
Product development	846	424	3,093	1,480
Sales and marketing	977	472	3,161	1,575
General and administrative	5,170	4,662	17,809	10,097
Restructuring and acquisition costs	5,185	125	7,259	966
Depreciation and amortization	2,469	1,384	5,427	4,533
Total cost and operating expenses	19,874	8,172	47,079	22,335

LOSS FROM OPERATIONS	(5,562)	(4,157)	(14,643)	(8,787)

Total other (expense) / income	(97)	(3,335)	1,524	(3,569)

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,659)	(7,492)	(13,119)	(12,356)
(Benefit) provision for income taxes	(182)	26	(144)	107
NET LOSS	(5,477)	(7,518)	(12,975)	(12,463)

OTHER COMPREHENSIVE LOSS / INCOME
Foreign currency translation (loss) gain	2	(1,211)	6	(1,220)
COMPREHENSIVE LOSS	(5,475)	(8,729)	(12,969)	(13,683)

Net income/loss per common share - basic	$(0.06)	$(0.31)	$(0.20)	$(0.84)

Weighted average shares - basic	95,031,798	28,613,376	64,548,533	16,338,156

Non-GAAP Earnings Per Common Share	$0.02	$0.02	$0.09	$0.05

Weighted average shares basic and diluted common stock equivalents	104,489,334	52,836,475	74,006,069	40,561,255

Non-GAAP Reconciliation	Three Month Period Ended		(YtD) Twelve Month Period Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017

NET LOSS	(5,477)	(7,518)	(12,975)	(12,463)

Total interest and other income (expense)	97	3,335	(1,524)	3,569
Depreciation and amortization	2,469	1,384	5,427	4,533
Provision for income taxes	(182)	26	(144)	107
EBITDA	(3,093)	(2,773)	(9,216)	(4,254)

Restructuring and acquisition costs	5,185	701	7,259	1,542
Stock based compensation	(827)	2,780	6,582	4,289
Stock based tax	1,074	576	1,810	576
Adjusted EBITDA	2,339	1,284	6,436	2,153

PARETEUM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands)

	December 31,	December 31,
	2018	2017

Cash and cash equivalents	6,052	13,538
Restricted cash	431	200
Accounts receivable	15,362	2,058
Prepaid expenses and other current assets	2,084	900
Total current assets	23,929	16,696

Non-current assets	137,113	8,630

Total assets	161,042	25,326

Total current liabilities	20,006	7,538
Total non-current liabilities	8,971	2,367
Total liabilities	28,977	9,905

Total stockholders' equity	132,065	15,422
Total liabilities and stockholders' equity	161,042	25,326

PARETEUM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW INFORMATION

(In thousands)

	For the Twelve Months Ended
	December 31,	December 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:	(8,178)	(1,410)
CASH FLOWS FROM INVESTING ACTIVITIES:	(11,456)	(538)
CASH FLOWS FROM FINANCING ACTIVITIES:	12,300	2,047
EFFECT OF EXCHANGE RATES	80	(196)
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(7,254)	(97)

Non-GAAP OPERATING CASH FLOWS RECONCILIATION

CASH FLOWS FROM OPERATING ACTIVITIES:	(8,178)	(1,410)

(Increase) decrease in prepaid expenses, deposits & other assets	(1,669)	444
Increase (decrease) in Net billings in excess of revenues	677	(413)
Increase (decrease) in accrued expenses and other payables	(2,855)	(150)

CASH FLOWS FROM OPERATING ACTIVITIES EXCLUDING
EXPENDITURES FOR RESTRUCTURING AND ACQUISITIONS	(4,331)	(1,291)